SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           __________________________

                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported) May 19, 2000


                               APHTON CORPORATION
             (Exact name of registrant as specified in its charter)


               Delaware                  0-19122                  95-3640931
     (State or other jurisdiction  (Commission File Number)   (I.R.S. Employer
           of incorporation)                                Identification No.)



                 444 Brickell Avenue, Suite 51-507, Miami, FL         33131
                   (Address of principal executive offices)        (Zip Code)


        Registrant's telephone number, including area code: 305-374-7338


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)





                      INFORMATION TO BE INCLUDED IN REPORT

Item 4.  Changes in Registrant's Certifying Accountant

a. Effective May 19, 2000, the Board of Directors of Aphton Corporation engaged the accounting firm of Ernst & Young LLP as independent public accountants for the registrant for fiscal 2001. PricewaterhouseCoopers LLP was dismissed effective May 19, 2000. The registrant's audit committee approved these actions.

b. The reports of PricewaterhouseCoopers LLP on the financial statements of the registrant for the past two years contained no adverse opinion or other disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

c. In connection with its audits for the two most recent fiscal years and through May 19, 2000, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report.

d. The registrant has not consulted with Ernst & Young LLP during the last two years or subsequent interim periods through May 19, 2000 on either the application of accounting principles or type of opinion Ernst & Young LLP might issue in the Registrant's financial statements.

e. The Registrant requested PricewaterhouseCoopers LLP to furnish a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated May 26, 2000, is filed as Exhibit 16.1 to this Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

16       Exhibits

     Exhibit Number Description

16.1 Letter of PricewaterhouseCoopers LLP regarding change in Registrant's certifying accountant.
                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.
                                         Aphton Corporation

Date:  May 26, 2000           By:    /s/ Frederick W. Jacobs
                              ------------------------------
                              Frederick W. Jacobs, Vice President,
                              Treasurer and Chief Accounting Officer